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NEWS  RELEASE
-------------

FOR IMMEDIATE RELEASE

DATE:       October 25, 2000
CONTACT:    Patrick J. Owens, Jr.
            Treasurer
PHONE:      (570) 459-3722 office
FAX:        (570) 450-6110

NORTHEAST PENNSYLVANIA FINANCIAL CORP. REPORTS
EARNINGS FOR THE QUARTER ENDED SEPTEMBER 30, 2000 AND
FISCAL YEAR 2000.

Hazleton, Pa........ E. Lee Beard, President and Chief Executive Officer for

Northeast Pennsylvania Financial Corp. (the "Company") (Amex: NEP), the holding company for First Federal Bank (the "Bank"), reported net income for the quarter ended September 30, 2000 of $516,000, or $.11 basic and diluted earnings per share, compared to $973,000 net income, or $.19 basic and $.18 diluted earnings per share for the respective prior year period. For the twelve months ended

September 30, 2000, the Company had net income of $3.9 million, or $.84 basic and $.81 diluted earnings per share compared to $4.6 million net income, or $.84 basic and $.80 diluted earnings per share for the twelve months ended September

30, 1999.


The reduction in earnings this quarter is directly related to an increase in the

Bank's provision for loan losses for the quarter to $882,000. The increase was the result of the impairment, as of September 30, 2000, of a borrowers ability to repay a $2 million commercial loan which was discovered by the Bank in early

October 2000. This commercial loan is secured by a portfolio of NASDAQ traded securities whose value has fluctuated greatly in recent periods. Mrs. Beard indicated that, if it were not for the impact of this impaired loan, net income for the quarter ended September 30, 2000 would have been $981,000, or $.21 basic and $.20 diluted earnings per



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NORTHEAST PENNSYLVANIA FINANCIAL CORP. FOURTH QUARTER EARNINGS SEPTEMBER 2000


share. For the twelve months ended September 30, 2000, the Company would have reported $4.4 million, or $.94 basic and $.91 diluted earnings per share.


Net interest income for the current quarter declined $51,000, or 1.1% over the prior year quarter and increased $763,000, or 4.3% for the year ended September

30, 2000 over the prior year. The increase over prior year end was primarily attributable to interest income from higher outstanding loan and investment balances offset in part by higher interest expenses on deposits and outstanding

Federal Home Loan Bank ("FHLB") advances. The provision for loan losses increased $478,000 for the current quarter over the prior year quarter and

$720,000 for current year over prior year. Increases to the provision resulted from the effect of the previously mentioned commercial loan which went into default. As a result of this default, non-performing assets increased to $3.7 million, or .58% of total assets at September 30, 2000 as compared to $1.5 million, or .24% of total assets at September 30, 1999.



Non-interest income for the current quarter increased $144,000 over the prior year's quarter primarily due to increases in service and fee income, premium income from Abstractors, Inc., and trust fee income from Northeast Pennsylvania

Trust Co. The increase of $28,000 in non-interest income for the year relates primarily to income earned from Northeast Pennsylvania Trust Co.



Non-interest expense increased $71,000, or 1.9% for the current quarter over the prior year's quarter and $1.1 million, or 8.5% for the current year over the prior year. These increases were primarily a result of salary and employee benefit increases (specifically for additional Northeast Pennsylvania Trust Co.

employees), increased occupancy expenses resulting from branch and company expansion and an increase in loan expense.



Total assets decreased $21.4 million, or 3.3% during the current quarter from

$658.5 million to $637.1 million at September 30, 2000. The decrease was primarily a result of a $21.8 million, or 10.4% decrease in securities due to the sale of investment securities during the quarter. The majority of the securities sold were tax free municipal bonds. The sale of these securities did not result in net losses to the Company. The allowance for loan loss increased

$800,000 from $3.4



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NORTHEAST PENNSYLVANIA FINANCIAL CORP. FOURTH QUARTER EARNINGS SEPTEMBER 2000


million at June 30, 2000 to $4.2 million at September 30, 2000. The increase in the allowance for loan loss was due to the need to reserve for the commercial loan which went into default. The decrease of $88.0 million in FHLB advances was the result of repayments funded by a $58.3 million increase in deposits as well as the cash received from the sale of securities. Total equity increased $1.9 million as a result of a decrease in unrealized loss on available for sale securities combined with earnings for the quarter.



Mrs. Beard announced plans to resume the stock repurchase program which was previously approved in February 2000. Currently, the company still has 333,565 shares to repurchase. All repurchases will be made depending on market and financial conditions.



During the quarter, Northeast Pennsylvania Financial Corp. announced it had signed a letter of intent to acquire Higgins Insurance Associates, Inc. The insurance agency is headquartered in Pottsville, Pennsylvania and has been serving customers throughout Schuylkill and Luzerne counties since 1946. Mrs.

Beard stated that NEP received approval on October 24, 2000, from the Office of

Thrift Supervision, for the acquisition of Security of Pennsylvania Financial

Corp.  She indicated that the effective merger date is expected to be

November 10, 2000. Security is the holding company of Security Savings

Association of Hazleton. Two of Security's offices will be closed upon merger.

The Company estimates that, after the merger, earnings per share for fiscal 2001 will be in excess of $1.00 per share.



Mrs. Beard announced today that the Annual Meeting of Shareholders will be held on January 31, 2001 at 11:00 a.m. at Genetti's Best Western Motor Lodge, Route

309 North, Hazleton, Pennsylvania.


Northeast Pennsylvania Financial Corp. is the holding company of Abstractors,

Inc., a wholly-owned title insurance agency, Northeast Pennsylvania Trust Co.,

and First Federal Bank, which serves greater Northeastern and Central

Pennsylvania through thirteen full service office locations and a loan production office.

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NORTHEAST PENNSYLVANIA FINANCIAL CORP. FOURTH QUARTER EARNINGS SEPTEMBER 2000


Statements contained in this news release, which are not historical facts, are forward looking statements, as the term is defined in the Private Securities

Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the

Securities and Exchange Commission from time to time.



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NORTHEAST PENNSYLVANIA FINANCIAL CORP. FOURTH QUARTER EARNINGS SEPTEMBER 2000



NORTHEAST PENNSYLVANIA FINANCIAL CORP.

SELECTED FINANCIAL INFORMATION

(Dollars in Thousands, Except Per Share data and ratios)


                                      THREE MONTHS ENDED    TWELVE MONTHS ENDED
                                         SEPTEMBER 30,         SEPTEMBER 30,
                                      -------------------   -------------------
OPERATING DATA:                         2000       1999       2000       1999
---------------                       --------   --------   --------  ----------

Total interest income                  $11,654    $10,175   $ 45,146   $ 37,674
Total interest expense                   7,085      5,555     26,531     19,822
                                      --------   --------   --------  ----------
Net interest income                      4,569      4,620     18,615     17,852
Provision for loan losses                  882        404      1,467        747
                                      --------   --------   --------  ----------
Net interest income after provision
   for loan losses                       3,687      4,216     17,148     17,105
Non-interest income                        589        445      1,896      1,868
Non-interest expense                     3,719      3,648     14,527     13,395
                                      --------   --------   --------  ----------
Income before income taxes                 557      1,013      4,517      5,578
                                      --------   --------   --------  ----------
Income taxes                                41         40        581      1,013
                                      --------   --------   --------  ----------
Net income                            $    516    $   973   $  3,936   $  4,565
                                      ========= =========   ========   =========
Earnings per share - basic               $0.11      $0.19      $0.84      $0.84
Earnings per share - diluted             $0.11      $0.18      $0.81      $0.80
Weighted average shares
   outstanding - basic               4,656,843  5,112,958  4,667,366  5,433,922
Weighted average shares
   outstanding - diluted             4,851,713  5,354,971  4,861,246  5,676,712


BALANCE SHEET DATA:           9/30/00   6/30/00   3/31/00   12/31/99   9/30/99
-------------------           --------  --------  --------  --------   -------

Total assets                  $637,126  $658,529  $669,576  $635,652   $612,029
Total securities               187,810   209,638   228,611   224,267    220,167
Loans, net                     415,105   412,835   409,888   382,947    364,190
Deposits                       413,152   354,803   372,850   375,158    375,983
FHLB advances                  137,461   225,465   220,970   182,975    155,980
Total equity                    72,975    71,105    71,535    72,893     75,476
Book value per share            $15.03*   $14.68*   $14.53*   $14.10*    $14.08*

*Book value calculation adjusted for ESOP shares committed to be released and stock awards granted.



AVERAGE BALANCE SHEET DATA**            9/30/00             9/30/99
----------------------------           ---------            --------

Average total assets                    $648,494            $596,848
Average total earning assets             624,148             575,885
Average loans, net                       417,771             353,708
Average stockholder's equity              72,005              76,180

** Numbers represent quarterly data


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NORTHEAST PENNSYLVANIA FINANCIAL CORP. FOURTH QUARTER EARNINGS SEPTEMBER 2000



                                        THREE MONTHS ENDED   TWELVE MONTHS ENDED
                                           SEPTEMBER 30,        SEPTEMBER 30,
                                        ------------------  --------------------
SELECTED RATIOS:                          2000      1999       2000       1999
----------------                        --------  --------  --------   ---------

Return on average assets (1)                .61%      .76%      .61%       .83%
Return on average equity (1)               5.47      5.76      5.44       5.78
Net interest margin (1)                    3.13      3.55      3.26       3.65
Allowances for loan losses to loans         .99       .80       .99        .80

(1) Annualized


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